UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2008

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation

On May 30, 2008, Nestor, Inc. (the “Registrant”) received a notice of default and demand for immediate payment (the “Notice”) dated May 28, 2008 from William B. Danzell, as managing member of Silver Star I, LLC and Foundation Partners I, LLC (the “Noteholders”), purchasers of $1,000,000 in face amount of those certain $1,500,000 Nestor Traffic Systems Variable Rate Senior Notes due May 25, 2011 (the “Notes”).

The Registrant has reviewed the Notice, the Notes and the Note Purchase Agreement and has sent a response to the Noteholders rejecting their claim that an event of default has occurred.

The Noteholders are parties to that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated April 1, 2007 pursuant to which accredited investors (including the Noteholders) agreed to purchase the Notes from Nestor Traffic Systems, a wholly owned subsidiary of the Registrant (“Nestor Traffic Systems”).  Under the Notes, the Noteholders are entitled to receive interest payments equal to (a) $5.00 per paid citation issued with the Equipment (as defined in the Note Purchase Agreement) (for “as issued” contracts), (b) $6.00 per paid citation (for “as paid” contracts) and (c) 17% of amounts collected (for “fixed fee” contracts), subject to a minimum return of 10% per annum, payable quarterly in arrears.  Payments are to be made based upon citations issued from 16 speed units of Nestor Traffic Systems per $1.5 million in aggregate outstanding principal on all Notes.  The Notes mature on May 25, 2011, at which time Nestor Traffic Systems must pay all unpaid principal together with all accrued but unpaid interest. The Notes are subject to redemption at 110% of face value plus accumulated but unpaid interest.

The Notice alleges that an event of default has occurred due to a breach of the covenant in Section 10.8 of the Note Purchase Agreement that, Nestor Traffic Systems “shall use commercially reasonable best efforts to preserve the Contracts and obtain New Contracts…” (as such terms are defined in the Note Purchase Agreement) and demands immediate payment in full of all principal and interest on the Notes held by the Noteholders no later than June 1, 2008.

Under Section 13.1 of the Note Purchase Agreement, upon the occurrence and continuance of an event of default under the Note Purchase Agreement, any holder or holders of more than a majority of Notes may by notice declare all the Notes held by it or them immediately due and payable.  Pursuant to this provision, had an event of default occurred, Nestor Traffic Systems could be liable for immediate payment of the outstanding $1,000,000 in principal amount of the Notes held by the Noteholders plus any accrued and unpaid interest thereon.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibits No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Teodor Klowan, Jr.
Teodor Klowan, Jr.
Chief Financial Officer

Date: June 4, 2008